EXHIBIT 21.1

SUBSIDIARIES

1. HBL Luxembourg Holdings S.à R.L.

2. HBL, Ltd.

3. Herbalife (China) Health Products Ltd.

4. Herbalife (NZ) Limited

5. Herbalife (UK) Limited

6. Herbalife Africa S.à R.L

7. Herbalife Asia Pacific Services Limited

8. Herbalife Australasia Pty, Ltd.

9. Herbalife Bulgaria EOOD

10. Herbalife Central America LLC

11. Herbalife d.o.o. (Croatia)

12. Herbalife Del Ecuador, S.A.

13. Herbalife Denmark ApS

14. Herbalife Distribution Ltd.

15. Herbalife Dominicana, S.A.

16. Herbalife Europe Limited

17. Herbalife Hungary Trading, Limited also known as (Herbalife Magyarorszag Kereskedelmi Kft.)

18. Herbalife Internacional de Mexico, S.A. de C.V

19. Herbalife Internaitonal (Thailand), Ltd.

20. Herbalife International (Netherlands) B.V.

21. Herbalife International (Thailand), Ltd.

22. Herbalife International Argentina, S.A.

23. Herbalife International Belgium, S.A.

24. Herbalife International Communications, Inc.

25. Herbalife International Costa Rica, Sociedad de Responsabilidad Limitada

26. Herbalife International de Colombia

27. Herbalife International Deutschland GmbH

28. Herbalife International Distribution, Inc.

29. Herbalife International Do Brasil Ltda.

30. Herbalife International España, S.A.

31. Herbalife International Finland OY

32. Herbalife International France, S.A.

33. Herbalife International Greece S.A.

34. Herbalife International India Private Limited

35. Herbalife International Luxembourg S.à R.L.

36. Herbalife International of America, Inc.

37. Herbalife International of Europe, Inc.

38. Herbalife International of Hong Kong Limited

39. Herbalife International of Israel (1990) Ltd.

40. Herbalife International Philippines, Inc.

41. Herbalife International Singapore, Pte. Ltd.

42. Herbalife International South Africa, Ltd.

43. Herbalife International Urunleri Tic. Ltd. Sti.

44. Herbalife International, Inc.

45. Herbalife International, S.A.

46. Herbalife Italia S.p.A.

47. Herbalife Kazakhstan LLP

48. Herbalife Korea Co., Ltd.

49. Herbalife Ltd.

50. Herbalife Luxembourg Distribution S.à R.L.

51. Herbalife Macau Limited

52. Herbalife Manufacturing LLC

53. Herbalife Mexicana, S.A. de C.V.

54. Herbalife Mongolia LLC

55. Herbalife NatSource (Hunan) Natural Products Co., Ltd.

56. Herbalife Natural Products LP

57. Herbalife Norway Products AS

58. Herbalife Nutrition Institute

59. Herbalife of Canada, Ltd.

60. Herbalife of Ghana Limited

61. Herbalife of Japan K.K.

62. Herbalife Paraguay S.R.L.

63. Herbalife Peru S.R.L.

64. Herbalife Polska Sp.z o.o

65. Herbalife Products Malaysia SDN. BHD.

66. Herbalife Products De Mexico, S.A. de C.V.

67. Herbalife RO S.R.L.

68. Herbalife Sweden Aktiebolag

69. Herbalife Taiwan, Inc.

70. Herbalife Ukraine, LLC

71. Herbalife Uruguay S.R.L.

72. Herbalife Vietnam SMLLC

73. Herbalife Zambia Limited

74. HIL Swiss International GmbH

75. HLF (Gibraltar) Limited

76. HLF Colombia Ltd.

77. HLF Luxembourg Distribution S.à R.L.

78. HLF Luxembourg Holdings S.à R.L.

79. HV Holdings Ltd.

80. iChange Network, Inc.

81. Importadora y Distribuidora Herbalife International de Chile, Limitada

82. Limited Liability Company Herbalife International RS

83. NatSource Pharmaceutical and Chemicals (Changsha) Co., Ltd.

84. Promotions One, Inc.

85. PT Herbalife Indonesia

86. Servicios Integrales HIM, S.A. de C.V.

87. Vida Herbal Suplementos Alimenticios, C.A.

88. WH Capital Corporation

89. WH Intermediate Holdings Ltd.

90. WH Luxembourg Holdings S.à R.L.

91. WH Luxembourg Intermediate Holdings S.à R.L